Exhibit 1.1

AMERICAN FINANCE TRUST, INC.

AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT

August 6, 2021

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

BBVA Securities Inc.

1345 Avenue of the Americas, 44th Floor

New York, New York 10105

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Citizens Capital Markets, Inc.
600 Washington Blvd., 11th Floor
Stamford, Connecticut 06901

KeyBanc Capital Markets Inc.
127 Public Square, 11th Floor
Cleveland, Ohio 44114

Ladenburg Thalmann & Co. Inc.

640 5th Ave, 4th Floor

New York, New York 10019

Truist Securities, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326

SG Americas Securities, LLC

245 Park Avenue

New York, NY 10167

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of May 8, 2019 as amended by Amendment No. 1 to Equity Distribution Agreement, effective as of June 25, 2019 (the “Agreement”), by and among American Finance Trust, Inc., a Maryland corporation (the “Company”), and American Finance Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp., BBVA Securities Inc., B. Riley Securities, Inc., Citizens Capital Markets, Inc., KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc. and Truist Securities, Inc. (together with the Company and the Operating Partnership, the “Parties”) related to the issuance and sale of the Company’s Class A common stock, $0.01 par value per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 2 to the Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.	The definition of the term “Maximum Amount” is hereby amended to read as follows: “an aggregate offering price of up to $450,000,000 (the “Maximum Amount”).”

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3. Governing Law. THIS AMENDMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Amendment brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

SECTION 4. Counterparts. This Amendment may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5. Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. Waiver of Jury Trial. Each of the Company, the Operating Partnership and the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Amendment or the transactions contemplated hereby or thereby.

SECTION 7. Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience and reference only and are not to be considered in construing this Amendment.

SECTION 8. Successors and Assigns. This Amendment shall be binding upon each Agent and the Company and the Operating Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Operating Partnership’s and each Agent’s respective business or assets.

[Signature Page Follows]

Very truly yours,

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil
Name: Edward M. Weil
Title: CEO

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:	/s/ Edward M. Weil
Name: Edward M. Weil
Title: CEO

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Brian Riley
Name: Brian Riley Title: Managing Director, Global Markets

BBVA SECURITIES INC.

By:	/s/ Scott D. Whitney
Name: Scott D. Whitney Title: Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll Title: SMD & Co-Head of Investment Banking

CITIZENS CAPITAL MARKETS, INC.

By:	/s/ Mark Sanko
Name: Mark Sanko Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky Title: Managing Director, Equity Capital Markets

LADENBURG THALMANN & CO., INC.

By:	/s/ Steve Kaplan
Name: Steve Kaplan Title: Head of Capital Markets

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter Title: Director

SG AMERICAS SECURITIES, LLC

By:	/s/ James Masserio
Name: James Masserio Title: Co-Head of Equities

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]